Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In connection with the Annual Report of OUTFRONT Media Inc. (the “Company”) on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Jeremy J. Male, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 29, 2016

By:	/s/ Jeremy J. Male
	Name:	Jeremy J. Male
	Title:	Chairman and Chief Executive Officer